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                                  EXHIBIT 10.1
                                  ------------


                              Employment Agreement
                                    between
                      Vyteris, Inc. and Vincent De Caprio

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                              EMPLOYMENT AGREEMENT
                              --------------------


        EMPLOYMENT AGREEMENT, dated as of January 1, 2004, between Vyteris, Inc., a Delaware corporation (the "Company"), and Vincent De Caprio ("Employee").

        WHEREAS, the Company desires to employ Employee as President and Chief Executive Officer ("President and CEO");

        WHEREAS, Employee is willing to accept such employment on the terms set forth herein;

        WHEREAS, Employee was heretofore employed by the Company pursuant to an employment agreement which has expired (the "Prior Agreement"); and

        WHEREAS, it is intended that this Agreement shall supercede the Prior Agreement in all respects,

        NOW, THEREFORE, the Company and Employee hereby agree as follows:

        1.      EMPLOYMENT.

                1.1 GENERAL. The Company hereby agrees to employ Employee in the capacity of President and CEO, and Employee hereby accepts such employment, upon the terms and subject to the conditions herein contained.

                1.2 DUTIES AND AUTHORITY. During the term of Employee's employment hereunder, Employee shall serve as the chief executive officer of the Company and shall have such senior executive responsibilities, duties and authority as may, from time to time, be assigned to the President and CEO by the Company's Board of Directors (the "Board"), through its Chairman of the Board or otherwise. During the term of this Agreement, Employee shall serve the Company, faithfully and to the best of Employee's ability, and shall devote substantially all of Employee's business time and efforts to the business and affairs of the Company (including its subsidiaries and affiliates) and the promotion of its interests. Employee shall be available to the Company at such times and places as the Company shall reasonably request during the term hereof Notwithstanding the foregoing, Employee shall be entitled to pursue charitable and religious endeavors and to participate in professional organizations, provided that such activities do not interfere in any material respect with the performance by Employee of his duties hereunder.

        2. TERM OF EMPLOYMENT. The term of this Agreement shall commence as of

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January 1, 2004, and shall continue through December 31, 2005. Thereafter, the term of this Agreement shall be automatically extended for successive and additional one-year periods, unless Employee or the Company shall provide a written notice of termination at least (180) days prior to the end of the initial term or any extended term (a "180 Day Notice"). The term of this Agreement is subject to early termination in accordance with the provisions set forth in Section 4 hereof . The election by the Company or Employee to terminate this Agreement as of the expiration of the initial term, or as of the end of any one-year renewal period, as provided in this Section 2 shall not be deemed to be terminated by the Company under Sections 4.1.2 or 4.1.3 hereof or by Employee with Good Reason (as defined below), and in such event Employee shall only be entitled to the compensation set forth in Section 4.2.3 hereof

        3.      COMPENSATION AND BENEFITS.

                3.1 SALARY. During the first twelve months of the term of this Agreement, the Company shall pay to Employee a base salary at the annual rate of $280,000. On each anniversary date of the commencement of employment (the "Then Current Anniversary Date"), the Employee's base salary shall be reviewed by the Board and may be increased to such rate as the Board, in its sole discretion, may hereafter from time to time determine. The salary payable pursuant to this Section 3.1 shall be payable on a bi-weekly basis and is referred to herein as the "Base Salary".

                3.2 EXPENSES. Employee shall be entitled to receive proper reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Employee in performing services under this Agreement, according to the Company's expense account and reimbursement policies and provided that Employee shall submit reasonable documentation with respect to such expenses.

                3.3 BONUS. During the term of this Agreement, Employee, as President and CEO, shall be entitled to receive an annual year-end target "Variable Bonus" in cash in an amount equal to sixty percent (60%) of Base Salary. One-half of the Variable Bonus (30% of Base Salary) will be based upon successfully realizing the revenue objectives for each year as defined in EXHIBIT A attached to this Agreement, and one-half (30% of Base Salary) of the Variable Bonus will be based upon successfully achieving the strategic performance milestones as defined in EXHIBIT B attached to this Agreement. The Variable Bonus, if any, shall be payable within sixty days after the last day of each such year, notwithstanding any termination of this Agreement on or after the last day of such year. Qualification for the Variable Bonus payout shall be determined by the Board

                3.4     STOCK OPTIONS.

                        3.4.1 The Company hereby grants to the Employee options to purchase 425,000 shares of the Company's common stock (on a post reverse split basis) at an exercise


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price of $0.80/share, such grant to be effected pursuant to the Company's 2001
Stock Option Plan (the "Plan"). Such shares shall vest at the rate of 50% upon completion of the first full year of employment hereunder and the remaining 50% upon completion of the second full year of employment hereunder Employee shall have the right to transfer such stock, subject to the applicable restrictions, to members of Employee's immediate family and to trusts and partnerships established for the benefit of such family members.

                        3.4.2 With respect to each "Financing" (as hereinafter defined) effected from March 31, 2004 through and including the "Final Date" (as hereinafter defined), upon consummation of such Financing the Company shall grant to the Employee a stock option under the Plan (each, a "Catch-Up Option") covering a number of shares of the Company's Common Stock equal to the "Catch-Up Number" (as hereinafter defined) at an exercise price per share of Company Common Stock equal to the "Derived Price" (as hereinafter defined). Each Catch-Up Option grant shall be effected pursuant to an option grant agreement in the form of the option grant agreement annexed hereto as EXHIBIT C. For purposes of this Section 3.4.2, the following terms shall have the following meanings.

                                3.4.2.1  The term "Financing" shall mean a
financing effected on or after March 31, 2004 pursuant to which the Company receives cash proceeds in exchange for the issuance of the Company's Common Stock or a security convertible into, exchangeable into or exercisable for shares of the Company's Common Stock; provided, however, that the term "Financing" shall not include the receipt of cash proceeds upon conversion, exchange or exercise of a security outstanding on the date hereof or upon exercise of a stock option granted to any employee subsequent to the date hereof.

                                3.4.2.2  The term "Catch-Up Number" shall mean,
with respect to any Financing, the number of shares of Company Common Stock which, when added to the Employee's "Pre-Existing Number" (as hereinafter defined), shall represent four percent (4%) of the sum of (a) the number of shares of Company Common Stock outstanding upon consummation of such Financing and (b) the number of shares of Company Common Stock issuable pursuant to all securities outstanding upon consummation of such Financing to the extent that such securities are convertible into, exchangeable into or exercisable for Company Common Stock (including without limitation the options granted pursuant to this Section 3.4.2), provided, however, that the shares of Common Stock issuable upon conversion of the Company's Series C Preferred Stock shall not be included in the number calculated pursuant to this clause "b' except to the extent that shares of the Company's Series C Preferred Stock are actually converted into the Company's Common Stock during the term of this Agreement.

                                3.4.2.3  The term "Pre-Existing Number shall
mean, as of the date of consummation of any Financing, the sum of (a) the number of shares of Company Common Stock issued to the Employee prior to such date as part of the Company's employee stock option plan in effect at the time of issuance (including without limitation any shares theretofore


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purchased pursuant to this Section 3.4) or pursuant to any prior employment agreement with the Company, and (b) the number of shares of Company Common Stock which the Employee has the right to acquire on such date pursuant to securities or options convertible or exchangeable into or exercisable for shares of Company Common Stock (assuming, for such purposes, that all such securities were fully vested as of such date) issued to the Employee as part of the Company's employee stock option plan in effect at the time of issuance (including without limitation any options theretofore issued pursuant to this Section 3.4) or pursuant to any prior employment agreement with the Company.

                                3.4.2.3  The term "Derived Price" shall mean,
with respect to each Financing, the per share price at which one share of Company Common Stock is issued in such Financing or, in the case of the issuance of a security convertible into, exchangeable into or exercisable for Company Common Stock, the sum of (x) the per share price payable for a security convertible into, exchangeable into or exercisable for one share of Company Common Stock and (y) the per share price payable upon such conversion, exchange or exercise. Thus, by way of example, in the event that the Company issued a $1,000 aggregate principal amount promissory note that is convertible into 1,000 shares of Company Common Stock, the Derived Price would be $1.00 per share.

                                3.4.2.4  The term "Final Date" shall mean the
earlier of (x) the last day of the term of this Agreement (as extended to the extent extended hereunder) and (y) the first date on which the cumulative gross proceeds received by the Company from all Financings effected on or after March 31, 2004 equals twenty seven million dollars($27,000,000).

                3.5 OTHER BENEFITS. Employee shall be entitled to the following additional benefits:

                        3.5.1 Employee shall be entitled to vacations, at such times as Employee shall reasonably determine, of at least four weeks each year of employment hereunder.

                        3.5.2 Employee shall be reimbursed by the Company for approved and invoiced financial planning services and tax planning services that he obtains in an amount up to $9,000 for each year of employment hereunder.

                        3.5.3 Employee shall be eligible to receive additional stock options as determined by the Board from time to time and participate in the Plan.

                        3.5.4 Employee shall be entitled to receive executive life insurance benefits in the amount of $1,000,000.

                        3.5.5 Employee shall be entitled to such other benefits as shall be extended to any other senior executive officer of the Company during the initial term and any renewal period of this Agreement.


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                3.6     NO OTHER BENEFITS. During the term of this Agreement or
upon any termination hereof, the Company shall have no obligation to pay or provide, any compensation or benefits other than as set forth herein; provided, however, that Employee shall be entitled to all benefits available to senior Employees of the Company under the employee benefit plans, and the policies and practices, of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination of employment.

        4.0     TERMINATION OF EMPLOYMENT.

                4.1 EVENTS OF TERMINATION. Employee's employment hereunder shall terminate prior to the expiration of the term set forth in Section 2 hereof upon the occurrence of any one or more of the following events:

                        4.1.1 DEATH. In the event of Employee's death, Employee's employment shall terminate on the date of death.

                        4.1.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may, at its option, terminate the Employee's employment for "Cause" (as defined herein), provided that (a) the Company gives notice of termination to Employee, (b) Employee and his counsel are thereafter entitled to meet with the Board to discuss such termination and (c) the Board concludes that Cause exists for termination. Employee's employment shall terminate on the date on which the Board makes such determination. For purposes hereof, "Cause" shall mean Employee's (i) conviction of, guilty plea to or confession of guilt of a felony,
(ii) commission of fraudulent, illegal or dishonest acts, (iii) willful misconduct or gross negligence which reasonably could be expected to be materially injurious to the business, operations or reputation of the Company (monetarily or otherwise) or (iv) after a written warning and a reasonable opportunity to cure non-performance, failure to perform Employee's material duties as assigned to Employee pursuant to the terms of this Agreement from time to time or failure to cure any other material breach of this Agreement.

                        4.1.3 WITHOUT CAUSE BY THE COMPANY. The Company may, at its option, terminate Employee's employment for any reason whatsoever (other than for Cause) by giving 90 days prior written notice of termination to Employee.

                        4.1.4 TERMINATION BY EMPLOYEE. Employee may terminate Employee's employment for any reason whatsoever by giving 90 days prior notice of termination to the Company, except that Employee may terminate Employee's employment for Good Reason by giving 15 days prior notice of termination. Employee shall be deemed to have terminated employment hereunder for "Good Reason" in the event that Employee terminates such


                                       5
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employment after (i) the Company has breached any of its material obligations hereunder and fails to cure such breach promptly after receipt of written notice of such breach, (ii) Employee's principal business office is located more than 40 miles from Mountain Lakes, New Jersey, (iii) the Employee either is removed from the Board or is not re-elected to the Board, (iv) the Board designates an individual other than the Employee to be the chief executive officer of the Company or otherwise materially and substantively diminishes the Employee's duties (it being understood that notwithstanding any other provision herein, the Company's employment of a president who reports to the Employee or the Company's employment of a chief operating officer who reports to the Employee shall not constitute Good Reason or (v) a Change in Control (as defined herein). For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events (other than in the context of a "Permitted Event", as defined herein) with respect to the Company:

                        (A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock ("Common Stock") would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of the Company's Common Stock immediately prior to the merger own at least two thirds of the outstanding common stock of the surviving corporation immediately after the merger; or

                        (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate.

The following events shall constitute "Permitted Events" hereunder:

                        (X) the merger of the Company with a public company, or a subsidiary of a public company, in which the stockholders of the Company prior to such merger own a majority of the outstanding common stock of the surviving corporation immediately after the merger;

                        (Y)     the initial public offering of the Company; or

                        (Z) any other transaction pursuant to which the existing majority stockholder of the Company (the "Current Majority Stockholder") ceases to own a majority of the Company's Common Stock if, upon consummation of such transaction, no stockholder or group of related stockholders (other than the Current Majority Stockholder and its affiliates) owns more than 20% of the Company's Common Stock (calculated on a fully diluted basis).

                        4.1.5 DISABILITY. In the event of Employee's Disability (as defined herein), the Company will have the option to terminate Employee's employment by giving a written notice of termination to Employee. Such notice shall specify the date of termination,


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which date shall not be earlier than 60 days after such notice is given. For purposes of this Agreement, "Disability" means the inability of Employee to substantially perform Employee's duties hereunder for 135 days out of 225 consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

                4.2 COMPANY'S OBLIGATIONS UPON TERMINATION. Following the termination of Employee's employment under the circumstances described below, the Company shall pay to Employee the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have under this
Agreement:

                        4.2.1 TERMINATION WITHOUT CAUSE BY THE COMPANY OR BY THE EMPLOYEE WITH GOOD REASON. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.3 or shall be terminated by the Employee for Good Reason pursuant to Section 4.1.4, (a) the Company shall pay Employee all Base Salary and any Variable Bonus earned but unpaid through the date of termination, (b) the Company shall pay Employee the target Variable Bonus for the year of this Agreement (that is, either the first 12 months of the term or the second twelve months of the term) in which termination occurs, (c) all shares issued pursuant to Section 3.4.1 shall be deemed fully vested, (d) all stock options granted to Employee by the Company (including stock options granted pursuant to Sections 3.4.1 and 3.4.2 prior to the date of termination but excluding stock options not yet granted pursuant to Section 3.4.2) shall be deemed fully exercisable and shall remain exercisable for a period of 12 months after such termination, (e) for a period of 12 months from the date of termination (or for a period from the date of termination through the last day of the then current term, if (I) the Company delivers a 180 Day Notice in accordance with Section 2 not more than 190 days prior to the last day of the then current term and (II) thereafter this Agreement is terminated by the Company pursuant to Section 4.1.3 or by the Employee for Good Reason pursuant to
Section 4.1.4), the Company shall pay Employee Base Salary and shall continue to provide Employee with all health, medical and insurance benefits provided hereunder, and (f) the Employee shall be entitled to all benefits under all employee benefit plans in which he is a participant. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof

                        4.2.2 TERMINATION BY EMPLOYEE WITHOUT GOOD REASON OR BY THE COMPANY FOR CAUSE. In the event that Employee's employment shall be terminated by Employee without Good Reason pursuant to Section 4.1.4 (or if Employee voluntarily resigns otherwise than with Good Reason in accordance with such Section prior to the expiration of the then current term of this Agreement) or by the Company pursuant to Section 4.1.2, Employee shall be entitled to no further compensation or other benefits under this Agreement other than any Base Salary and any Variable Bonus earned on or prior to the date of such termination, but not yet paid, and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses


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incurred through the date of such termination in accordance with Section 3.2 hereof

                        4.2.3 TERMINATION UPON EXPIRATION OF THE EMPLOYMENT TERM. Upon expiration of the term of this Agreement, Employee shall be entitled to no further compensation or other benefits under this Agreement other than Base Salary earned, but unpaid, through the date of termination, and any Variable Bonus earned on or prior to the end of such term, but not yet paid and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with
Section 3.2 hereof.

                        4.2.4 TERMINATION DUE TO DEATH. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.1, the Company shall pay Employee or Employee's estate (a) all Base Salary earned but unpaid through the date of termination, (b) any Variable Bonus earned on or prior to the date of termination, but not yet paid and (c) such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of termination in accordance with Section 3.2 hereof

                        4.2.5 TERMINATION DUE TO DISABILITY. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.1, (a) the Company shall pay Employee all Base Salary earned but unpaid through the date of termination, (b) the Company shall pay Employee the target Variable Bonus for the year of this Agreement in which termination occurs, pro rated to reflect the portion of the year prior to the date of termination, (c) all shares issued pursuant to Section 3.4.1 shall be deemed fully vested, (d) all stock options granted to Employee by the Company (including stock options granted pursuant to Sections 3.4.1 and 3.4.2 prior to the date of termination but excluding stock options not yet granted pursuant to Section 3.4.2) shall be deemed fully exercisable and shall remain exercisable for a period of 12 months after such termination, (e) for a period of 12 months from the date of termination (or for a period from the date of termination through the last day of the then current term, if (I) the Company delivers a 180 Day Notice in accordance with Section 2 not more than 190 days prior to the last day of the then current term and (II) thereafter this Agreement is terminated by the Company pursuant to Section 4.1.1), the Company shall pay Employee Base Salary (less any amounts received by the Employee from any insurance provided by the Company or any governmental entity with respect to such Disability) and shall continue to provide Employee with all health, medical and insurance benefits provided hereunder and (f) the Employee shall be entitled to all benefits under all employee benefit plans in which he is a participant. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof

                4.3 NATURE OF PAYMENTS. All amounts to be paid by the Company to Employee pursuant to this Section 4 (other than Base Salary or reimbursement of expenses or amounts paid pursuant to Section 4.2.4) shall be considered by the parties to be severance


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payments. In the event that such payments shall be treated as damages, it is expressly acknowledged by the parties that damages to Employee for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof and are not a penalty.

        5.      NON-SOLICITATION: NONCOMPETITION.

                5.1 During the term of this Agreement and for a period of one year thereafter (following termination for any reason, subject to the provisions of Section 5.2), Employee shall not:

                        5.1.1 induce or attempt to induce, directly or indirectly, any then current customer or client of the Company to cease doing business, in whole or in part, with the Company or solicit or divert, directly or indirectly, the business of any such customer or client, or any identified potential customer or client, for Employee's own account or for the account of any other person or entity;

                        5.1.2 solicit or induce, directly or indirectly, any person or entity, including any third-party service provider, distributor or supplier of the Company, to terminate its relationship with the Company or otherwise interfere with such relationship;

                        5.1.3 for Employee's own account or for the account of any other person or entity, solicit, interfere with or endeavor to cause, directly or indirectly, any employee or agent of the Company or induce or attempt to induce, directly or indirectly, any employee or agent of the Company to leave employment or terminate its agency with the Company or induce or attempt to induce, directly or indirectly, any such employee or agent to breach an employment or agency agreement or arrangement with the Company; or

                        5.1.4 either for Employee or on behalf of any person or entity, directly or indirectly own, control or participate in the ownership or control of, or be employed by or on behalf of, any business which is similar to and is competitive with the business of the Company, within the United States of America or any country in which the Company then conducts or proposes to conduct business, without the express written consent of the Company.

                5.2 Notwithstanding any provision hereunder to the contrary, the provisions of Sections 5.1.1, 5.1.2 and 5.1.4 shall not apply following the termination of Employee's employment by the Company without Cause pursuant to
Section 4.2.1.

        6. PROPERTY RIGHTS. With respect to information, inventions and discoveries developed, made or conceived of by Employee, either alone or with others, at any time during Employee's employment by the Company and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by Employee) is


                                       9
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considering engaging, Employee agrees:

                6.1 that all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

                6.2 to disclose promptly to an authorized representative of the Company all such o information in Employee's possession as to possible applications and uses thereof;

                6.3 not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

                6.4 that Employee hereby waives and releases any and all rights Employee may have in and to such information, inventions and discoveries and hereby assigns to the Company and/or its nominees all of Employee's right, title and interest in them, and all Employee's right, title and interest in any patent, patent application, copyright or other property right based thereon. Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for Employee and in Employee's behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Employee; and

                6.5 at the request of the Company and without expense to Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any patent applications and patents relating thereto.

        7. CONFIDENTIALITY. With respect to the information, inventions and discoveries referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials or otherwise (except such as is generally available to the public or such as Employee shall be compelled by legal process to disclose), obtained by Employee during or as a result of Employee's employment by the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept or other creation of the Company, or to any use of any of them, or to materials, tolerances, specifications, costs (including, without limitation, manufacturing costs), prices, or any plans of the Company, or to any other trade secret or proprietary information of the Company, Employee agrees:

                7.1 to hold all such information, inventions and discoveries in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company, except with the prior written consent of an authorized officer of the Company;


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                7.2     to take all reasonable precautions to assure that all
such information, inventions and discoveries are properly protected from access by unauthorized persons;

                7.3 to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of Employee's employment duties for the Company; and

                7.4 upon termination of Employee's employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

        For purposes of this Agreement, the term "graphic materials" includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof

        8.      GROSS-UP PAYMENT.

                8.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes and Excise Tax, imposed upon the Gross-Up Payment but before deduction for any federal, state or local income tax upon the Payment, the Employee retains an amount equal to the sum of (x) the Payment and (y) an amount equal to the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income for federal income tax purposes and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to (1) pay applicable federal income taxes at the highest applicable marginal rates of federal income taxation (including surcharges) for the calendar year in which the Gross-Up Payment is to be made, (2) pay applicable state and local income taxes at the highest applicable marginal rate of taxation


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(including surcharges) for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (3) have otherwise allowable deductions for federal income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income.

                8.2 Subject to the provisions of Section 8.1, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within fifteen (15) business days of the receipt of notice from the Company or the Employee that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 8 with respect to any Payment shall be made no later than thirty (30) days following the date of such Payment. If the Accounting firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Employee's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up-Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Employee thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(g)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of the Employee. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Employee for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the Employee to or for the benefit of the Company. The Employee shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

        9. NO CONFLICTS. Employee agrees and acknowledges that Employee's employment by the Company and compliance with this Agreement do not and will not breach any agreement made by Employee to keep in confidence information acquired by Employee prior to or outside of Employee's employment with the Company. Employee will comply with any and all valid obligations which Employee may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be. Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. Employee hereby agrees and acknowledges that Employee has not brought and will not bring with Employee for use in the performance of duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public, unless Employee has express written authorization from the owner thereof for possession and use or Employee otherwise has undisputed proprietary rights to such material documents or information.

        10. SPECIFIC PERFORMANCE. Without intending to limit the remedies available to the Company, Employee agrees that damages at law would be an inadequate remedy to the Company in the event that Employee shall breach or attempt to breach any of the provisions of Sections 5, 6, 7, 8 or 9 hereof and that the Company may apply for and, without the posting of any bond or other security, upon proof of breach or threatened breach of any of the covenants contained in such Sections, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 12 hereof

        11. SURVIVAL. The provisions of Sections 5, 6, 7, 8, 10, 12, 13.1 and 13.4 shall survive any termination of this Agreement. In furtherance and not in limitation of the preceding sentence, Employee's obligations under Sections 5, 6 and 7 hereof shall remain in effect throughout Employee's employment by the Company, unaffected by any transfer to a subsidiary or affiliate of the Company.

        12. ARBITRATION. Any controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement or any termination hereof shall be solely and finally settled by arbitration under the rules of the American Arbitration Association, and judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Any such arbitration shall be in the State of New Jersey, and shall be submitted to a single arbitrator appointed by the mutual consent of the parties or, in the absence of such consent, by application of any party to the American Arbitration Association. A decision of the arbitrator shall be final and binding upon the parties, and the arbitrator shall be authorized to apportion fees and expenses (including counsel fees and expenses) as the arbitrator shall deem appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party will bear the fee and expenses of its own attorney. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and
(ii) actions seeking appropriate equitable or injunctive relief pursuant to
Section 10 hereof

        13.     MISCELLANEOUS.

                13.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

                13.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the exhibits annexed hereto between the Company and Employee contain the complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof This Agreement may not be amended or modified except in a writing signed by the parties hereto.

                13.3 ASSIGNMENT. This Agreement, and the rights and obligations hereunder, shall not be assignable or delegable by any party hereto without the prior written consent of the other party, except (a) with respect to an assignment by the Company to any affiliate of the Company or (b) pursuant to a merger or consolidation involving the Company or pursuant to the sale of all or substantially all of the assets of the Company.

                13.4 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (i) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law and (ii) any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision.

                13.5 NOTICE. Any notice to be given hereunder shall be in writing and either delivered in person, by nationally recognized overnight courier, by facsimile or by registered or certified first class mail, postage prepaid with return receipt requested, addressed (a) if to the Company, to Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, NJ 07419, attention: Donald F. Farley, Chairman of the Board, Facsimile No. (201) 703-1158, with a copy to Donald F. Farley, CEO, Spencer Trask Specialty Group, LLC, 535 Madison Avenue, New York, NY 10022, Facsimile No. (212) 486-7392, and with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 Facsimile No.:(973) 597-2351, attention Peter H. Ehrenberg, Esq. and (b) if to the Employee, to Vincent De Caprio, 86 Ball Road, Mountain

Lakes, New Jersey 07046. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following sender's receipt from sender's facsimile machine of written confirmation of transmission thereof, notices sent by overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in a notice given to the other party in accordance with this section 13.5.

                13.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors (including, without limitation, any successor by merger or sale of all or substantially all assets) and permitted assigns.

                13.7 FURTHER ASSURANCES. Employee and the Company shall execute and deliver all instruments and other documents which, in the opinion of the Company or the Employee, may be necessary or appropriate to carry out the terms of this Agreement.

                13.8 DEADLINES. The Section headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

                13.9 INTERPRETATION. For purposes of Sections 5, 6, 7, 8 and 9, the "Company" shall include any subsidiary or affiliate of the Company for which Employee renders services.

                13.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

                13.11 NO MITIGATION. Employee shall have no obligation to mitigate damages hereunder.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


VYTERIS, INC.


By:  /s/ Donald F. Farley
     ---------------------------------------
     Name:   Donald F. Farley
     Title:  Chairman of the Board


By:  /s/ Vincent De Caprio, Ph.D
     ---------------------------------------
     Name:   Vincent De Caprio, Ph.D

                                    EXHIBIT A

                            ANNUAL REVENUE MILESTONES



YEAR 1 ( FISCAL 2004):   $2,500,000  gross revenues

        a. All Braun revenues credited against the objectives shall be revenues generated according to the terms of the commercial agreement between Braun and Company.
        b. Research and development payments from third parties shall be credited against the revenue objectives.



YEAR 2 ( FISCAL 2005):

        a. To be in accordance with the Company's 2005 budget and any other reasonable revenue goals that may be agreed between Employee and the Board of Directors.
        b.      As with Year 1, terms a. and b. shall apply.

---------------------- ------------------------------------------------------------------------------- ---------------
                                                         EXHIBIT B
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
                                            STRATEGIC OBJECTIVES AND MILESTONES
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
PRIORITY               YEAR 1 (2004):  To be completed before December 31, 2004                         COMPLETION
                                                                                                            DATE
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Critical               1.       Launch LidoSiteTM:
---------------------- ------------------------------------------------------------------------------- ---------------
                                -    -  Secure FDA approval                                                  2Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -    -  Produce initial stocking order                                       4Q
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Critical               2.       Establish a post-launch marketing capability to maximize LidoSite launch value to the Company
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Hire dedicated LidoSite marketing/product manager                         3Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Secure PR/IR firm and implement a PR/communications plan                  2Q
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Critical               3.       Install expanded LidoSite manufacturing capacity
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Install PMK300                                                            4Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Complete the necessary facility modifications to accommodate              4Q
                                   manufacturing
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Lease additional space as required a favorable terms                      3Q
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Critical               4.       Support efforts to fully capitalize the Company as approved by the
                                Board of Directors and shareholders.
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Conduct appropriate analysis and documentation                            3Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Support "road shows"                                                      2Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Create budgets and resource appropriately to support these                4Q
                                   activities and post-capitalization requirements (e.g., public reporting)
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Critical               5.       Implement appropriate financial constraints to keep expenditures             Q4
                                within Board-Approved budget
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Development            6.       Initiate first round of Phase I clinical studies for the infertility product (Neptune)
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Produce clinical prototypes in compliance with cGMP for Ferring           2Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Support all regulatory filings by Ferring                               Ongoing
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Development            7.       Complete first round of Phase I clinical studies for the migraine product.
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Produce clinical prototypes in compliance with cGMP                       3Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  File an IND and/or other regulatory notification documents as             3Q
                                   appropriate
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Create an updated data and business pitch and revisit prospects for       4Q
                                   partnerships
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Development            8.       Secure at least one new development agreement on an additional compound.
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Negotiate and finalize terms of the deal (term sheet)                     4Q
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Development            9.       Rebuild the R&D capability of the Company to an extent it supports new product and new technology programs as indicated in the 2004 operating plan.
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Staff the Neptune project as committed to in the Ferring agreement        3Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Establish an internal research function (not relying solely on Univ.      4Q
                                   of Geneva)
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
Development            10.      Establish the appropriate regulatory and clinical leadership for the
                                Company to support post-marketing LidoSite activities and new product development plans and activities.
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Hire a VP Regulatory Affairs                                              4Q
---------------------- ------------------------------------------------------------------------------- ---------------
                                -  Bring on a clinical advisor (consultant or employee)                      2Q
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
                       YEAR 2:  To be completed before December 31, 2005.
---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------

---------------------- ------------------------------------------------------------------------------- ---------------
                       To be determined by December 31, 2004, based upon approved 2005 operating plan and results of 2004, and appended to this Exhibit.
---------------------- ------------------------------------------------------------------------------- ---------------

                                    EXHIBIT C
                                    ---------


                             STOCK OPTION AGREEMENT
                             ----------------------

                               as of June 9, 2004


        The parties to this Stock Option Agreement (this "Agreement") are Vyteris, Inc., a Delaware corporation having its principal place of business in Fair Lawn, New Jersey (the "Company") and Vincent De Caprio, an employee of the Company (the "Optionee").

        The Company desires to have the Optionee serve as an employee of the Company and to provide the Optionee with an incentive to put forth maximum effort for the success of the business.

        The Company has adopted the Vyteris, Inc. 2001 Stock Option Plan (the "Plan") to attract and retain highly competent employees and to provide an incentive in motivating selected employees, officers, directors and consultants to achieve long-term corporate objectives. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.

        This Agreement sets forth the terms and conditions applicable to options to purchase shares of the Common Stock of the Company, par value $.0001 per share (the "Common Stock"), granted to the Optionee under the Plan as of the date first above written (the "Grant Date").

        Accordingly, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                GRANT OF OPTIONS

        1.1 Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee as of the Grant Date the right and option to purchase from the Company up to, but not exceeding in the aggregate, 425,000 shares of Common Stock, at an exercise price of $ .80 per share (the "Options"), and for the period beginning on the Grant Date and ending on December 31, 2013 (the "Option Term").

        1.2 The Options are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                      VESTING, EXERCISE AND TAX WITHHOLDING

        2.1 Unless sooner vested or terminated pursuant to this Agreement, the Options granted to the Optionee hereunder shall vest in accordance with the following schedule:

                                              Number of Shares
        DATE OF VESTING                     FOR WHICH OPTIONS VEST

        12/31/2004                          50% of Shares covered by the Options
        12/31/2005                          50% of Shares covered by the Options

On and after the date Options have vested, they may be exercised at any time and from time to time during the Option Term, subject to earlier termination in accordance with Article III of this Agreement. Upon the termination of any of the Options pursuant to such Article III, the Options so terminated shall cease to be exercisable and the Optionee shall have no further rights under this Agreement with respect to the Options so terminated.

        2.3 The Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Grant Date, to vest the Options, in whole or in part, prior to the time the Options would otherwise vest under the terms of this Agreement.

        2.4 Vested Options shall be exercised by the Optionee (i) by delivering to the Company a Notice in the form set forth as Appendix A annexed hereto, together with a check payable to the order of the Company, or (ii) in such other manner as may be permitted by the Company.

        2.5 The Company shall notify the Optionee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Options or the sale of shares of Common Stock subject to the Options. The Optionee shall meet his or her withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such exercise, or (ii) in such other manner as may be permitted by the Company.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

        3.1 In the event of the termination of employment of the Optionee by the Optionee or the Company and its subsidiaries for any reason whatsoever other than death, Permanent Disability (as defined in Section 3.2) or retirement after attainment of age 65, (i) any Options that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate on the ninetieth (90th) day following the date of such termination of employment or the last day of the Option Term, whichever is earlier.

        3.2 In the event of the termination of the employment of the Optionee by reason of death, Permanent Disability or retirement after attainment of age 65, those unexercised Options that were vested prior to the date of such termination (and which were not previously exercised) shall terminate on the earlier of (i) the first anniversary of the date of such termination and (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination shall terminate as of the date of such termination. As used in this Agreement, the term "Permanent Disability" means the Optionee being deemed to have suffered a disability that makes the Optionee eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

        3.3 In the event of termination of employment, the Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Grant Date, to permit an Option to be exercised, in whole or in part, after its expiration date described in Section
3.1 or Section 3.2, but not after the expiration of the Option Term.

        3.4 For purposes of this Agreement, there shall have been a termination of employment of the Optionee if the Optionee is no longer an employee, consultant, director or officer of the Company or of any of its subsidiaries.

                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1 The number and kind of shares subject to outstanding Options and the option price for such shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options. The Company shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

        4.2 After any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having a similar effect involving the Company (collectively, a "Merger"), in which the Company is the surviving corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of the Options to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Options, the number and class of shares or other securities to which the Optionee would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, the Optionee had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to the Options. Comparable rights shall accrue to the Optionee in the event of successive Mergers of the character described above. In the event of a

Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under this Stock Option Agreement or substitute comparable options in respect of the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute comparable options for such outstanding Options, the Board of Directors of the Company shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to such Merger or consolidation, as the Board so determines. The exercise and/or vesting of the Options that was permissible solely by reason of this
Section 4.2 shall be conditioned upon the consummation of the Merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

        For purposes of this Stock Option Agreement, all outstanding Options will be considered assumed if, following the consummation of the Merger, the option confers the right to purchase or receive, for each share of stock subject to the Option immediately prior to the consummation of the Merger, the consideration (whether stock, cash, or other securities property) received in the Merger by holders of Common Stock for each share of the Company's Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding shares of the Company's Common Stock); provided, however, that if such consideration received in the Merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of stock subject to the Option, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of the Company's Common Stock in the Merger.

        4.3 Any outstanding Option which is assumed or replaced in the event of a Merger and does not otherwise accelerate at that time will automatically accelerate in the event that the Optionee's service terminates through an "Involuntary Termination" effected within eighteen (18) months following the effective date of such Merger. Any Option so accelerated will remain exercisable until the earlier of (i) the expiration of the Option Term or (ii) the end of the one-year period measured from the date of the Involuntary Termination. An Involuntary Termination will be deemed to occur upon (i) the Optionee's involuntary dismissal or discharge by the Company or its subsidiaries or their successors for reasons other than cause or (ii) the Optionee's voluntary resignation following (A) a reduction in the Optionee's level of compensation (including base salary, fringe benefits and any corporate-performance based bonus or incentive programs) by more than ten percent or (B) a relocation of the Optionee's place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company or its subsidiaries or their successor without the Optionee's written consent.

        4.4 Nothing contained in this Agreement shall be deemed to confer upon the Optionee, in the Optionee's capacity as a holder of Options, any right to prevent or to approve or vote upon any of the corporate actions described in this Article IV. The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        4.5 Whenever the term "the Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution or otherwise, the term "the Optionee" shall be deemed to include such person or persons.

        4.6 Unless otherwise determined by the Company in writing, the Options granted hereunder are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by the Optionee. No assignment or transfer of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution or as otherwise determined by the Company in writing), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect.

        4.7 The Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the Options shall not have been exercised as herein provided.

        4.8 Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or shall affect the right of the Company and its subsidiaries to terminate the employment of the Optionee (as such phrase is described in Section 3.4 of this Agreement), with or without cause.

        4.9 Nothing in this Agreement or otherwise shall obligate the Company to vest any of the Options, to permit the Options to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Optionee.

        4.10 Notwithstanding any other provision, hereof, the Optionee shall not exercise the Options granted hereunder, and the Company shall not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        4.11 No amounts of income received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

        4.12 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; PROVIDED, HOWEVER, that unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the President of the Company at its headquarters in Fair Lawn, New Jersey and all notices or communications by the Company to Optionee may be given to the Optionee personally or may be mailed to the Optionee at the Optionee's home address as reflected in the Company's records.

        4.13 This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

        4.14    As used in this Agreement, unless the context otherwise requires
(i) references to "Articles" or "Sections" are to articles or sections of this Agreement, (ii) "hereof", "hereunder", "hereunder" and comparable tends refer to this Agreement in its entirety and not to any particular part of this Agreement,
(iii) references to any gender include references to all genders, (iv) "including" means including without limitation, and (v) headings of the various articles and sections are for convenience of reference only.

        4.15 This Agreement and the Plan (the terms of which are incorporated by reference herein) sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Optionee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares subject to the Options and (ii) whether the option price is equal to less than or greater than the fair market value of a share of Common Stock. Any modification, amendment or waiver of this Agreement will be effective only if it is in writing signed by the Company and the Optionee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

        4.16 TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                A. GRANT OF THE OPTION. The grant of an Option will not result in the imposition of a tax under the federal income tax laws.

                B.      EXERCISING THE OPTION.

                        (1) NONSTATUTORY STOCK OPTION ("NSO"). The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate exercise price. If the Optionee is an employee or a former employee, the Company will be required to withhold from the Optionee's compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a specified percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

                        (2) INCENTIVE STOCK OPTION ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate exercise price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an employee but remains an officer, director or consultant to the Company or its subsidiaries, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

                C.      DISPOSITION OF SHARES.

                        (1) NSO. If the Optionee holds shares acquired upon exercise of an NSO ("NSO Shares") for at least one year, any gain realized on disposition of the NSO Shares will be treated as long-term capital gain for federal income tax purposes.

                        (2) ISO. If the Optionee holds shares acquired upon exercise of an ISO ("ISO Shares") for at least one year after exercise and two years after the grant date, any gain realized on disposition of the ISO Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or within two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the ISO Shares acquired on the date of exercise and the aggregate exercise price, or (B) the difference between the sale price of such ISO Shares and the aggregate exercise price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

                        (3) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Optionee sells or otherwise disposes of any of the ISO Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall promptly notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

        4.17. LOCK-UP AGREEMENT; OTHER AGREEMENTS. If requested by the Company at any time prior to the date, if any, on which the Securities and Exchange Commission declares effective a registration statement filed by the Company under the Securities Act of 1933 in connection with an initial public offering of the Company's securities (the "SEC Effective Date", the Optionee shall execute a lock-up agreement, in such form as the Committee shall determine, precluding the Optionee from selling, pledging, hypothecating, selling short or in any other manner transferring, during a period commencing on or about the SEC Effective Date and expiring on or about 180 days after the SEC Effective Date, any ISO Shares or NSO Shares owned by the Optionee as of the SEC Effective Date or acquired by the Optionee during such 180 day period. Should the Optionee fail to execute such agreement, the Optionee shall be deemed to be restricted, in the same manner as the Directors of the Company agree to be restricted from selling any capital stock of the Company owned by such Directors, from selling, pledging, hypothecating, selling short or in any other manner transferring, during a period commencing on the SEC Effective Date and expiring 180 days after the SEC Effective Date, any ISO Shares or NSO Shares owned by the Optionee as of the SEC Effective Date or acquired by the Optionee during such 180 day period.

        If requested by the Committee at the time of exercise of any portion or all of the Options, the Optionee shall execute such other agreements as the Committee shall identify, provided that such agreements are comparable, in all material respects, to agreements which other holders of the Company's Common Stock have been, or will be, requested to execute.

        4.18. EARLY EXERCISE. Notwithstanding the vesting schedule described in this Agreement, if the Committee notifies the Optionee in writing that the Optionee may exercise the

Options (or any portion of the Options) during its term at any time as to shares that have not vested (the "Unvested Shares"), the Optionee may do so, provided that at the time of such exercise the Optionee deliver to the Company, in addition to the other exercise documentation required hereby, an executed copy of a Restricted Stock Purchase Agreement attached as EXHIBIT B to the Plan, along with its attachments, as applicable (the "Restricted Stock Agreement"), whereby, among other things, the Optionee agrees to grant to the Company certain repurchase rights, at cost, with respect to the Unvested Shares, as more fully set forth therein, which repurchase rights shall lapse over time with respect to the Unvested Shares in accordance with the vesting schedule described in this Agreement.

        By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has received a copy of a question and answer memorandum describing the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. The Optionee further agrees to notify the Company upon any change in the Optionee's residence address.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      VYTERIS, INC.


                                      By:_______________________________________
                                            Vincent DeCaprio, President

                                      OPTIONEE:
                                      ------------------------------------------
                                             FIRST       LAST



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

                                   APPENDIX A

                            EXERCISE OF STOCK OPTION

        1. EXERCISE. Pursuant to the provisions of the Stock Option Agreement entered into as of June 30, 2003 between Vyteris, Inc. (the "Company") and the undersigned (the "Agreement"), the undersigned (the "Purchaser") hereby exercise the Options granted under the terms of the Agreement (the "Options") to the extent of ________ shares of the Common Stock of the Company (the "Shares"). The Purchaser delivers to the Company herewith the following in payment for the
Shares:

        o       $_________ in cash

        o       Stock certificates for _____________ shares of Common Stock

        2. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Unless the Company is a public corporation which has registered the shares issuable under the Plan under the Securities Act of 1933, the Purchaser confirms the representations set forth below:

                The Purchaser is acquiring the Shares for his/her own account and the Shares were acquired by him/her for the purpose of investment and not with a view to distribution or resale thereof in violation of the Securities Act of 1933 (the "Securities Act"). The Purchaser understands that none of the Shares has been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by him/her except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. The Purchaser understands that the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and other applicable securities laws. The Purchaser further represents that the Purchaser understands and agrees that all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE,

        TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

                The Purchaser is able to bear the economic risk of this investment including a complete loss of the investment.

        3. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the Purchaser's exercise of the Options. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Options. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as otherwise provided in the Plan.

        4. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.


Date: ___________________                ___________________________
                                                  Purchaser

                                         ___________________________
                                                   Address

                                         ___________________________
                                            Social Security Number



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